Exhibit 32.2

CERTIFICATION

18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

In connection with this annual report of PharmaNetics, Inc. on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof, I Paul T. Storey, Chief Financial Officer of PharmaNetics, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934: and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operation of PharmaNetics, Inc. as of, and for, the periods presented in this report.

Date: April 14, 2004

/s/ Paul T. Storey

Paul T. Storey Chief Financial Officer